UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – August 6, 2003

ZIFF DAVIS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-99939	36-4355050
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

28 East 28th Street, New York, New York 10016

(Address of principal executive offices including zip code)

(212) 503-3500

(Registrant’s telephone number, including area code)

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release dated August 6, 2003 by Ziff Davis Holdings Inc. (furnished and not filed herewith solely pursuant to Item 12)

ITEM 12.	Results of Operations and Financial Condition

On August 6, 2003, Ziff Davis Holdings Inc. (“Ziff Davis”) announced via press release Ziff Davis’ results for its second quarter ended June 30, 2003. A copy of Ziff Davis’ press release is attached hereto as Exhibit 99.1. The information in this report and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to the Securities and Exchange Commission (“SEC”), but shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The furnishing of the information in this report and the attached exhibit shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report and the attached exhibit contains material information that is not otherwise publicly available. The information in this report and the attached exhibit shall not be incorporated by reference into any filing of Ziff Davis, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

For additional risks about Ziff Davis’ business, see its Annual Report on Form 10-K for the year ended December 31, 2002, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press release dated August 6, 2003 by Ziff Davis Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIFF DAVIS HOLDINGS INC.

By:	/S/ BART W. CATALANE

Bart W. Catalane
Chief Operating Officer and Chief Financial Officer

Date: August 6, 2003